UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2019

ZENDESK, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36456	26-4411091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1019 Market Street San Francisco, California	94103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415.418.7506

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the expiration of Dana Stalder’s current term as a Class II Director of Zendesk, Inc. (the “Company”) at the Company’s 2019 Annual Meeting of Stockholders, the Board of Directors (the “Board”) of the Company nominated Thomas Szkutak to stand for election as a Class II Director at the Company’s 2019 Annual Meeting of Stockholders. On April 2, 2019, Mr. Szkutak notified the Board of his intention to resign as a Class III Director at the conclusion of the Company’s 2019 Annual Meeting of Stockholders, contingent upon his election as a Class II Director at such meeting. Mr. Szkutak’s decision to resign as a Class III Director is solely to facilitate his election as a Class II Director at the 2019 Annual Meeting of Stockholders and is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Effective upon the conclusion of the Company’s 2019 Annual Meeting of Stockholders and contingent upon Mr. Szkutak’s election as a Class II director at such meeting, the Board reduced the size of the Board from 9 directors to 8 directors by eliminating the vacant directorship that will be created by Mr. Szkutak’s resignation as a Class III director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Zendesk, Inc.
(Registrant)

By:	/s/ Elena Gomez
Elena Gomez
Chief Financial Officer (Principal Financial and Accounting Officer)

April 8, 2019